                                                                    EXHIBIT 99.1

             FORD MOTOR COMPANY AND CD RADIO ANNOUNCE ALLIANCE
Auto Maker and Satellite Radio Broadcaster To Revolutionize In-Vehicle Entertainment

DETROIT, -- June, 15 1999 -- Ford Motor Company (NYSE: F) and CD Radio (NASDAQ:
CDRD) today announced an alliance to bring digital satellite radio to Ford customers. Ford is partnering with CD Radio to bring customers a revolutionary in-vehicle entertainment service that will include commercial-free music and seamless, coast-to-coast US coverage.

Ford vehicles are expected to be the first cars and trucks in the nation to have factory-installed satellite radio receivers. The exclusive agreement includes all seven Ford brands -- Ford, Lincoln, Mercury, Mazda, Jaguar, Aston Martin and Volvo.

"CD Radio has a unique system which will offer our customers customized, commercial-free listening choices across the country at any time. This partnership is all about Ford Motor Company being the leader in bringing new value and services to our customers," said Jac Nasser, Ford president and chief executive officer. "Our objective is to become the world's leading consumer company that provides automotive products and services."

Ford intends to begin installing CD Radio receivers starting as early as first quarter 2001. Under terms of the agreement, Ford will also have access to individually-addressed bandwidth and will work with CD Radio to develop specialized programming and innovative telematic/infotronic functions exclusively for Ford customers.

"CD Radio service will bring to radio what cable networks have brought to television, and we will deliver it to our customers first," said Mike Ledford, executive director, Telematics at Ford Motor Company.

"We're extremely pleased that the world's most respected auto maker has chosen CD Radio as its satellite radio partner. Our objective is to have every car already on the road and every car coming off an assembly line capable of receiving the CD Radio signal. Ford's decision today is a significant step toward achieving that goal," said David Margolese, CD Radio's chairman and chief executive. "With this agreement Ford and CD Radio usher in a new era of commercial-free music and innovative news, talk and entertainment radio programming for motorists across the US."

For additional information regarding this agreement see CD Radio's Current Report on Form 8-K dated June 15, 1999.

CD Radio is building a digital satellite radio system that will broadcast up to 100 channels of music and other programming to motorists throughout the United States. The company plans to offer 50 channels of commercial-free music and up to 50 channels of news, sports and entertainment programming for a monthly subscription fee of $9.95. Commercial operations are scheduled to commence at the end of the fourth quarter of 2000. The first of CD Radio's three satellites, which are currently under construction by Space Systems/Loral, is scheduled for launch in January.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any forward-looking statements are qualified in their entirety by reference to the factors discussed in CD Radio's Annual Report on Form 10-K for the year ended December 31, 1998. Among the key factors that have a direct bearing on CD Radio's results of operations are the potential risk of delay in implementing CD Radio's business plan; increased costs of construction and launch of necessary satellites; dependence on satellite construction and launch contractors; dependence on Lucent Technologies; risk of launch failure; unproven market and unproven applications of existing technology; unavailability of CD Radio receivers; and CD Radio's need for additional financing.

For Further Information, Please Contact:

Wes Sherwood for Ford Motor Company     Jesse Stone or Gayle Berkowitz, for CD Radio
313-248-4901                            212-453-2021


NOTE 1: For digitized images of the CD Radio transmission system and receiver equipment please go to www.media.ford.com.

NOTE 2: A live teleconference to announce this alliance will be webcast at 9:30 EDT at www.cdradio.com.





                                      -7-